Exhibit 21.1
INTERMEC, INC.
SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary (jurisdiction indicated)

Intermec Technologies Corporation (WASHINGTON)
Intermec Technologies de Mexico, S.A. de C.V. (MEXICO)
        Infolink Group Limited (AUSTRALIA)
                      Intermec Technologies Australia Pty. Limited (AUSTRALIA)
Intermec International Inc. (WASHINGTON)
Intermec Technologies Holdings B.V. (NETHERLANDS)
Intermec International B.V. (NETHERLANDS)
Intermec AB (SWEDEN)
Intermec Printer AB (SWEDEN)
Intermec Technologies AB (SWEDEN)
Intermec Technologies A/S (DENMARK)
                                                    ITC Intermec Technologies Corporation AS (NORWAY)
                                        Intermec Technologies (S) Pte Ltd (SINGAPORE)
Intermec Scanner Technology Center S.A.S. (FRANCE)
Intermec Technologies Manufacturing LLC (WASHINGTON)
        Intermec IP Corp. (DELAWARE)
Intermec Label Products B.V. (NETHERLANDS)
Intermec (South America) Ltda. (BRAZIL)
Intermec Technologies Canada Ltd. (CANADA)
Intermec Technologies Benelux B.V. (NETHERLANDS)
Intermec Technologies GmbH (GERMANY)
Intermec Technologies S.r.l. (ITALY)
Intermec Technologies U.K. Limited (UNITED KINGDOM)
Intermec Technologies S.A.S. (FRANCE)
Intermec Technologies, S.A. (SPAIN)
Intermec Europe Limited (UNITED KINGDOM)

The Registrant has additional operating subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

All Above-listed subsidiaries have been consolidated in the Registrant’s financial statements.